SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Amendment No. 1

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 20, 2001

CHECK TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	0-10691	41-1392000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

12500 Whitewater Drive Minnetonka, Minnesota	55343-9420

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 939-9000

Report of Independent Auditors
Consolidated Balance Sheets
Consolidated Statements of Operations and Owners’ Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
Unaudited Pro Forma Combined Balance Sheet
Unaudited Pro Forma Combined Balance Sheet
Unaudited Pro Forma Combined Statement of Operations
Consent of Ernst & Young LLP

Item 2. Acquisition or Disposition of Assets

         On December 20, 2001, Check Technology Corporation, a Minnesota corporation (“Check Technology”) and its newly organized Ontario subsidiary named Check Technology Canada Ltd. acquired substantially all of the North American business assets of Delphax Systems, a Massachusetts general partnership, and Delphax Systems, Inc., a Delaware corporation (collectively, “Delphax”). Delphax is located in suburban Toronto, Ontario and is engaged in the development, manufacture and distribution of print engines, print management software and a range of digital printing systems incorporating Delphax’s proprietary electron-beam imaging technology. Delphax is the supplier of the print engine used in a number of Check Technology’s products.

         The purchase price consisted of approximately $15.8 million in cash plus the assumption of approximately $3.2 million of liabilities. The property acquired included Delphax’s fixed assets, inventory, accounts receivable, contract rights, various intangible assets and intellectual property. Check Technology intends to continue to use the purchased assets in substantially the same manner as used by Delphax. The purchase was made pursuant to an Asset Purchase Agreement dated November 30, 2001 that is incorporated herein by reference as Exhibit 2.0.

         Check Technology borrowed the cash portion of the purchase price under a Credit Agreement dated December 20, 2001 with Harris Trust and Savings Bank that is incorporated herein by reference as Exhibit 10.0.

         Check Technology hereby files this Form 8-K/A to file the following financial statements and related pro forma financial statements required to be filed pursuant to Item 7 of Form 8-K with respect to the acquisition.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Page

(A) Financial Statements of Business Acquired

Audited Consolidated Financial Statements of Delphax Systems as of and for the Years Ended December 31, 1998, 1999 and 2000

And

Unaudited Consolidated Financial Statements of Delphax Systems as of and for the Nine Months ended September 30, 2000 and 2001

Report of Independent Auditors	4

Consolidated Balance Sheets	5

Consolidated Statements of Operations and Owners’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8

Page

(B) Pro Forma Financial Information

Unaudited Pro Forma Combined Financial Statements of Check Technology Corporation

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2001	16

Unaudited Pro Forma Combined Statement of Operations for the Fiscal Year Ended September 30, 2001	18

Notes to Unaudited Pro Forma Combined Financial Statements	19

(C) Exhibits

Exhibit 2.0* Asset Purchase Agreement dated November 30, 2001 among Check Technology Canada Ltd.,

Check Technology Corporation, Delphax Systems and Delphax Systems, Inc.

Exhibit 10.0* Credit Agreement dated December 20, 2001 among Check Technology Canada Ltd.,

Check Technology Corporation and Harris Trust and Savings Bank

Exhibit 23.1 Consent of Ernst & Young LLP, Independent Auditors	Filed herewith

Exhibit 99.0* Press Release of December 3, 2001

Exhibit 99.1* Press Release of December 21, 2001

*	Previously filed.

Report of Independent Auditors

The Board of Directors and Management
Delphax Systems

         We have audited the accompanying consolidated balance sheets of Delphax Systems as of December 31, 1999 and 2000, and the related consolidated statements of operations and owners’ equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delphax Systems at December 31, 1999 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP Ernst & Young LLP

Minneapolis, Minnesota

October 12, 2001

Delphax Systems
Consolidated Balance Sheets
(Dollars in Thousands)

	December 31		September 30

	1999	2000	2001

			(Unaudited)
Assets :

Current assets:

Cash	$10	$35	$207

Receivables, net of allowances for doubtful accounts of $279, $174 and $155 as of December 31, 1999 and 2000, and September 30 2001, respectively	9,079	5,768	6,665

Amounts due from related parties	9,804	—	—

Inventory, net of reserves of $3,489, $17,678 and $17,681, as of December 31, 1999 and 2000, and September 30, 2001, respectively	27,194	8,690	7,736

Other	597	61	22

	46,684	14,554	14,630

Property and equipment:

Production equipment	18,343	15,983	15,941

Furniture, fixtures and equipment	2,149	1,398	1,398

Computer equipment	10,527	8,212	8,235

Leasehold improvements	7,490	7,326	7,395

	38,509	32,919	32,969

Less accumulated depreciation	30,234	27,263	28,794

Net property and equipment	8,275	5,656	4,175

Total Assets	$54,959	$20,210	$18,805

Liabilities and owners’ equity

Current liabilities:

Accounts payable	$3,964	$1,245	$1,605

Amounts owed to related parties	24,302	10,495	4,226

Accrued liabilities	3,322	7,337	11,132

Restructuring reserve	2,870	85	—

Total liabilities	34,458	19,162	16,963

Owners’ equity	20,501	1,048	1,842

Total liabilities and owners’ equity	$54,959	$20,210	$18,805

See accompanying notes.

Delphax Systems
Consolidated Statements of Operations and Owners’ Equity
(Dollars in Thousands)

				Nine Months Ended
	Year Ended December 31			September 30

	1998	1999	2000	2000	2001

				(Unaudited)	(Unaudited)

Sales	$55,006	$55,723	$49,431	$38,452	$28,407

Cost of sales	34,547	38,712	39,822	30,244	17,975

Inventory reserve adjustment	—	—	11,923	—	—

Gross margin	20,459	17,011	(2,314)	8,208	10,432

Operating expenses:

Selling, general and administrative expenses	9,748	9,181	7,535	6,014	5,987

Fixed asset write-down	—	—	3,126	—	—

Research and development	9,096	10,979	3,982	2,861	2,993

Restructuring reserve expense	—	4,086	—	—	—

Income (loss) from operations	1,615	(7,235)	(16,957)	(667)	1,452

Other (income) expense:

Other income, net	(1,019)	(303)	(190)	(86)	(85)

Interest (income) expense, net	(389)	1,118	1,616	963	443

Unrealized exchange (gain) loss	(1,004)	162	1,059	369	(187)

Net income (loss) before income taxes	4,027	(8,212)	(19,442)	(1,913)	1,281

Income tax expense (benefit)	1,575	(1,231)	11	8	487

Net income (loss)	2,452	(6,981)	(19,453)	(1,921)	794

Owners’ equity:

Beginning of period	25,030	27,482	20,501	20,501	1,048

End of period	$27,482	$20,501	$1,048	$18,580	$1,842

See accompanying notes.

Delphax Systems
Consolidated Statements of Cash Flows
(Dollars in Thousands)

				Nine Months Ended
	Year Ended December 31			September 30

	1998	1999	2000	2000	2001

				(Unaudited)	(Unaudited)

Operating activities

Net income (loss)	$2,452	$(6,981)	$(19,453)	$(1,921)	$794

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:

Depreciation and amortization	1,036	3,195	2,671	2,090	1,663

Foreign currency exchange (gain) loss	(1,004)	162	1,059	369	(187)

Fixed asset write-down	—	—	3,126	—	—

Non-cash portion of restructuring reserve	—	2,870	—	—	—

Changes in operating assets and liabilities:

Receivables, net	(1,439)	2,159	3,311	2,556	(897)

Amounts due from related parties	(427)	(5,833)	9,804	7,985	—

Inventory	(9,004)	(10,463)	18,505	3,512	954

Other assets	(1,385)	313	536	183	39

Accounts payable	179	(1,442)	(2,719)	475	360

Amounts owed to related parties	1,464	22,838	(13,807)	(12,480)	(6,269)

Accrued liabilities	3,157	(3,685)	4,015	2,078	3,876

Restructuring reserve	—	—	(2,785)	(2,504)	(85)

Net cash (used in) provided by operating activities	(4,971)	3,133	4,263	2,343	248

Investing activities:

Capital expenditures, net	(1,913)	(3,075)	(1,545)	(1,602)	(185)

Payments for computer software development	—	(108)	—	—	—

Net cash used in investing activities	(1,913)	(3,183)	(1,545)	(1,602)	(185)

Effect of foreign exchange rate changes on cash	1,950	60	(2,693)	(751)	109

Net (decrease) increase in cash	(4,934)	10	25	(10)	172

Cash at beginning of period	4,934	—	10	10	35

Cash at end of period	$—	$10	$35	$—	$207

See accompanying notes.

Delphax Systems

Notes to Consolidated Financial Statements

(Dollars in Thousands)

1. Summary of Significant Accounting Policies

Nature of Business

Delphax Systems (the Company or Delphax) is a Massachusetts partnership between Xerox Canada, Inc. and Xerox Canada, Ltd. Xerox Canada, Inc. is a majority-owned (over 95%) subsidiary of Xerox Corporation (Xerox) and Xerox Canada, Ltd. is a wholly owned subsidiary of Xerox Canada, Inc. These financial statements reflect the consolidated financial position, results of operations, and cash flows of certain operating units of the Company in the United States and Canada and exclude the operating units in Europe, the Middle East, and Latin America.

Delphax manufactures and distributes continuous feed and cut-sheet electronic page printing systems, print management software, high-speed on-press variable printing systems, image output models, and the related component parts. Delphax also provides service for its machines in the field, and distributes supplies used to operate its equipment. The Company’s operations are organized into three primary lines of business: direct, indirect, and Presidax. The direct line of business consists of sales to end users, the indirect line of business consists of sales to original equipment manufacturers (OEM), and the Presidax line of business consists of sales of the Company’s mini-press products, and is currently operated under an outsourcing arrangement with Idax. The corporate, sales and marketing headquarters, and industrial printing operations are located in Mississauga, Canada.

Basis of Presentation

The audited consolidated balance sheets as of December 31, 1999 and 2000, and the related consolidated statements of operations, owners’ equity and cash flows for the three years ended December 31, 1998, 1999, and 2000 have been derived from the financial statements and accounting records of Xerox using the historical results of operations and historical basis of certain assets and liabilities of the Company’s businesses. Management believes the assumptions underlying the consolidated financial statements are reasonable. However, the consolidated financial statements included herein may not necessarily reflect the Company’s results of operations, financial position, and cash flows in the future or what its results of operations, financial position, and cash flows would have been had the Company been a stand-alone company during the periods presented.

Delphax Systems

Notes to Consolidated Financial Statements

(Dollars in Thousands)

1. Summary of Significant Accounting Policies (continued)

The consolidated financial statements include allocations of certain Xerox corporate headquarters’ assets, liabilities, and expenses relating to the Company’s businesses that will be transferred to the Company from Xerox. General corporate overhead and certain selling costs have been allocated either based on the ratio of the Company’s costs and expenses to Xerox’s costs and expenses or based on the Company’s revenue as a percentage of Xerox’s total revenue. General corporate overhead primarily includes cash management, legal, accounting, tax, and insurance. Management believes the costs of these services charged to the Company are a reasonable representation of the costs that would have been incurred if the Company had performed these functions as a stand-alone company.

The information presented as of September 30, 2001 and for the nine months ended September 30, 2000 and 2001 is unaudited. In the opinion of the management of Check Technology and its Delphax subsidiary, the accompanying unaudited consolidated financial statements contain all adjustments considered necessary for the fair presentation of Delphax’s financial position as of September 30, 2001, the results of its operations for the nine month periods ended September 30, 2000 and 2001 and its cash flows for the nine months ended September 30, 2000 and 2001.

Interest Expense

The Company believes that the assumed interest rates are reasonable estimates of the cost of financing the Company’s assets and operations as a stand-alone corporation. However, the Company may not be able to obtain financing at interest rates similar to those used for the interest expense calculation. Accordingly, the Company’s interest expense as a stand-alone company may be higher than that reflected in the consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States (U.S.) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. These estimates include an allocation of costs by Xerox, assessing the collectability of account receivable, and the use and recoverability of inventory, among others. The markets for the Company’s products are characterized by intense competition, technological development, and frequent new product introduction, all of which could impact the future realizability of the Company’s assets. Actual results could differ from those estimates.

Delphax Systems

Notes to Consolidated Financial Statements

(Dollars in Thousands)

1. Summary of Significant Accounting Policies (continued)

Cash

The Company considers cash on hand, deposits in banks, and all highly liquid debt instruments with an original maturity of three months or less at the date of purchase to be cash and cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over estimated useful lives of three to five years.

Leasehold improvements are amortized over their estimated useful lives, typically their lease terms plus one renewal term.

The Company records impairment losses on long-lived assets used in operations when indicators of impairment exist. When indicators of impairment exist, the Company evaluates long-lived assets for impairment.

Computer Software Development Costs

Computer software development costs represent costs incurred in the internal development of computer software systems subsequent to the establishment of their technical feasibility, and costs incurred on acquired computer software development. These costs are capitalized and amortized on a straight-line basis over three to five years. The amortization expense was $189, $-0-, $36, $24, and $27 for the years ended 1998, 1999, and 2000, and for the nine months ended September 30, 2000 and 2001, respectively.

Revenue Recognition

Revenue from equipment is recognized at the later of shipment or satisfactory completion of all installation testing. Income from the licensing of technology and royalty fees are recognized when it is determined that cash receipts are assured.

Delphax Systems

Notes to Consolidated Financial Statements

(Dollars in Thousands)

1. Summary of Significant Accounting Policies (continued)

Research and Development Expenses

Research and developments costs are expensed as incurred, except for certain costs relating to the development of computer software.

Warranty Expenses

Delphax warrants that its printing systems and print engines will meet certain product specifications generally for a period of 90 days. Components are warranted for a specified number of pages printed. Delphax accrues for such warranty costs at the time the equipment is shipped on the basis of historical warranty experience.

Income Taxes

Delphax is taxable under the laws of Canada and the United States of America. At December 31, 2000, the Company has deferred tax assets, consisting primarily of net operating loss carryforwards. These deferred tax assets have been fully reserved by a valuation allowance until their realization is reasonably assured. The Company files income taxes as a part of the consolidated income tax return of Xerox and has therefore not paid income taxes in 1998, 1999, 2000 and the nine months ended September 30, 2001. The income tax expense or benefit for 1998, 1999, 2000 and the nine months ended September 30, 2000 and 2001 have been calculated as if the Company were a stand-alone corporation.

Inventory

Inventory is stated at the lower of cost or market, with cost being determined using the first-in, first-out (FIFO) method.

Delphax Systems

Notes to Consolidated Financial Statements

(Dollars in Thousands)

2. Inventory

	December 31		September 30

	1999	2000	2001

			(Unaudited)
Raw materials and supplies	$17,579	$6,468	$5,333

Work in process	1,428	564	122

Finished goods	8,187	1,658	2,281

	$27,194	$8,690	$7,736

In December 2000, the Company discontinued the DP900 product line and recorded reserves of $11,923 for inventory in cost of sales and $3,126 for related fixed assets in operating expenses.

3. Commitments and Contingencies

Operating Leases

The Company leases its manufacturing, sales, and administration offices under operating leases. Future payments under operating leases with an original term of more than one year are as follows:

2001	$900

2002	762

2003	722

2004	761

2005	741

Thereafter	1,745

$5,631

Total rent expense was approximately $1,299, $1,620, $1,095, $846, and $630 for the years ended December 31, 1998, 1999, and 2000 and the nine months ended September 30, 2000 and 2001, respectively.

Delphax Systems

Notes to Consolidated Financial Statements

(Dollars in Thousands)

4. Employee Benefit Plans

Delphax operates contributory savings and pension plans covering employees who meet certain minimum age and service requirements. Annual contributions are determined based on a specified percentage of employee salaries. The contribution to these plans approximates $379, $470, $257, $193, and $177 for the years ended December 31, 1998, 1999, 2000, and for the nine months ended September 30, 2000 and 2001, respectively.

5. Geographic Segment Information

Based on the Company’s organizational structure and the manner in which performance is assessed and operating decisions are made, the Company operates in one worldwide business segment – the sale of printing equipment and related maintenance spares and supplies. Summary information in respect of the geographic operations in 1998, 1999, 2000, and 2001 is as follows:

	December 31			September 30

	1998	1999	2000	2000	2001

				(Unaudited)	(Unaudited)
Total revenues Canada	$27,670	$31,758	$22,266	$16,080	$14,606

United States	51,754	41,472	41,362	30,964	27,545

Europe	2,858	13,776	7,660	7,243	689

Eliminations	(27,276)	(31,283)	(21,857)	(15,835)	(14,433)

Consolidated revenues	$55,006	$55,723	$49,431	$38,452	$28,407

Revenues are attributed to countries based on the location of the sale.

Long-lived assets by geographic areas are set out below:

	December 31		September 30

	1999	2000	2001

			(Unaudited)
Long-lived assets Canada	$6,398	$5,359	$3,938

United States	1,877	297	237

Consolidated long-lived assets	$8,275	$5,656	$4,175

Delphax Systems

Notes to Consolidated Financial Statements

(Dollars in Thousands)

6. Related Party Transactions

Delphax had sales of $761, $3,899, $5,664, $4,629 and $2,171 in the years ended December 31, 1998, 1999, and 2000, and in the nine months ended September 30, 2000 and 2001, respectively, to corporations related to the Company. Amounts due from related parties as of December 31, 1999 and 2000 and September 30, 2001, were $9,804, $-0-, and $-0-, respectively, with respect to these sales. Amounts owed to related parties as of December 31, 2000 and 1999 and September 30, 2001 were $24,302, $10,495, and $4,226, respectively, and were comprised of allocations from Xerox.

7. Restructuring Charges

In 1999, the Company completed a strategic review of manufacturing operations, based on performance trends. In conjunction with that review, the Company recorded charges related to the restructuring of its operations and consolidation of its manufacturing locations of $4.1 million in 1999.

The accrual included charges for impairment of property, plant, and equipment of $695; impairment of inventory of $340; employee termination benefits of $2.7 million; and other exit costs of $351.

8. Significant Customer

The Company had one significant customer who accounted for 16% of sales in fiscal 2000.

Unaudited Pro Forma Financial Information

The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the financial position or results of operations that actually would have been realized had Check Technology and Delphax been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes of Check Technology Corporation, included in its Form 10-K and From 10-Q filed with the Securities and Exchange Commission on December 19, 2001 and February 14, 2002, respectively, and the historical audited consolidated financial statements and related notes of Delphax, included elsewhere in this Form 8-K/A.

The following unaudited pro forma combined financial statements are accounted for in accordance with Statement of Financial Accounting Standards No. 141. Business Combinations (SFAS 141). For purposes of the twelve-month period ended September 30, 2001 unaudited pro forma combined statements of operations, operating results for Delphax include the nine-month period ended September 30, 2001 plus the three-month period ended December 31, 2000. The Delphax three-month period ended December 31, 2000 included revenues of $10,979,000 and net loss of $17,532,000. The pro forma combined financial statements are based on the respective historical financial statements of Check Technology Corporation and Delphax and assumes the acquisition took place on October 1, 2000. The pro forma adjustments are based on the estimates and assumptions set forth in the notes to such statements.

Check Technology Corporation
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2001

	Check
	Technology				Pro Forma
	Corporation	Delphax	Adjustments		Combined

		(Unaudited)	(Unaudited)		(Unaudited)
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$591,536	$207,000			$798,536

Short-term investments					—

Accounts receivable, less allowance for doubtful accounts of $206,749 as of September 30, 2001	10,129,470	6,665,000	(2,228,000	)a	14,566,470

Inventory:

Raw materials and component parts	7,519,015	5,333,000			12,852,015

Work-in-progress	317,800	122,000			439,800

Finished goods	3,998,855	2,281,000			6,279,855

	11,835,670	7,736,000	(2,228,000)		19,571,670
Deferred income taxes	842,851	—			842,851

Other current assets	1,349,280	22,000	(431,000	)b	940,280

TOTAL CURRENT ASSETS	24,748,807	14,630,000	(2,659,000)		36,719,807

EQUIPMENT AND FIXTURES Machinery and equipment	2,192,448	15,941,000	1,579,000	a,b	19,712,448

Furniture and fixtures	2,440,243	9,633,000			12,073,243

Leasehold improvements	309,932	7,395,000			7,704,932

	4,942,623	32,969,000	1,579,000		39,490,623

Less accumulated depreciation and amortization	3,904,814	28,794,000	326,000	c	33,024,814

	1,037,809	4,175,000	1,253,000		6,465,809

TOTAL ASSETS	$25,786,616	$18,805,000	$(1,406,000)		$43,185,616

See accompanying notes.

Check Technology Corporation
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2001

	Check
	Technology				Pro Forma
	Corporation	Delphax	Adjustments		Combined

		(Unaudited)	(Unaudited)		(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES Accounts payable	$4,087,548	$1,605,000	$(1,536,000	)a	$4,156,548

Accrued expenses	1,819,419	14,519,000	(12,418,000	)b,e	3,920,419

Income taxes payable	248,132	487,000	(575,000	)d	160,132

Current portion of bank note payable	595,000	—	(95,000	)b	500,000

Deferred revenue	1,053,893	—			1,053,893

Warranty reserves	—	352,000	300,000	b	652,000

TOTAL CURRENT LIABILITIES	7,803,992	16,963,000	(14,324,000)		10,442,992

Long-term portion of bank note payable	—	—	14,268,000	b	14,268,000

TOTAL LIABILITIES	7,803,992	16,963,000	(56,000)		24,710,992

SHAREHOLDERS’ EQUITY Common stock — par value $.10 per share — authorized 25,000,000 shares:

issued and outstanding: 6,161,138 as of September 30, 2001	616,114	—			616,114

Additional paid-in capital	17,010,008	—			17,010,008

Accumulated other comprehensive loss	(2,089,483)	—			(2,089,483)

Retained earnings	2,445,985	1,842,000	(1,350,000	)b,f	2,937,985

TOTAL SHAREHOLDERS’ EQUITY	17,982,624	1,842,000	(1,350,000)		18,474,624

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,786,616	$18,805,000	$(1,406,000)		$43,185,616

See accompanying notes.

Check Technology Corporation
Unaudited Pro Forma Combined Statement of Operations
For the Fiscal Year Ended September 30, 2001

	Check
	Technology				Pro Forma
	Corporation	Delphax	Adjustments		Combined

		(Unaudited)	(Unaudited)		(Unaudited)
Sales:

Printing equipment	$27,803,639	$4,282,000	$(2,407,000)	g	$29,678,639

Maintenance, spares and supplies	15,080,435	35,104,000	(6,809,000)	g	43,375,435

NET SALES	42,884,074	39,386,000	(9,216,000)		73,054,074

Costs and Expenses:

Cost of sales	21,723,474	39,476,000	(9,216,000)	g	51,983,474

Selling, general and administrative	15,100,284	10,445,000	326,000	c	25,871,284

Research and development	2,635,198	4,114,000			6,749,198

	39,458,956	54,035,000	(8,890,000)		84,603,956

INCOME (LOSS) FROM SYSTEM SALES AND SERVICE	3,425,118	(14,649,000)	(326,000)		(11,549,882)

Interest expense	52,564	1,096,000	(243,000)	e	905,564

Interest income	(39,328)	—			(39,328)

Net realized exchange (gain) loss	(56,564)	503,000			446,436

Net unrealized exchange loss	166,577	—			166,577

INCOME (LOSS) BEFORE INCOME TAXES	3,301,869	(16,248,000)	(83,000)		(13,029,131)

Income tax expense (benefit)	1,152,000	490,000	(575,000)	d	1,067,000

NET INCOME (LOSS)	$2,149,869	$(16,738,000)	$492,000		$(14,096,131)

Basic and diluted earnings (loss) per common share	$0.35				$(2.28)

Weighted average number of shares outstanding during the period	6,174,411				6,174,411

Weighted average number of shares and equivalents outstanding during the period, assuming dilution	6,227,724				6,227,724

See accompanying notes.

Check Technology Corporation
Notes to Unaudited Pro Forma Combined Financial Statements

1. Summary of Significant Accounting Policies

Basis of Presentation

         Certain historical data of Delphax have been adjusted on a pro forma basis to conform to Check Technology’s assumptions. The pro forma combined financial statements reflect one time charges associated with inventory and fixed assets totaling $15.0 million. Transactions between Check Technology and Delphax have been eliminated from the pro forma combined amounts. The unaudited pro forma numbers of common shares outstanding, weighted average number of shares (basic and diluted) and earnings or loss per share (basic and diluted) are based on Check Technology’s amounts.

2. Allocation of Purchase Price

         The December 20, 2001 estimated purchase price of Delphax has been allocated as follows (in thousands):

Accounts receivable	$4,757
Due from related parties	2,818
Inventory	9,055
Other assets	22
Equipment and fixtures	2,351
Accounts payable	(1,536)
Accrued expenses	(986)
Warranty reserves	(644)

$15,837

3. Key to Pro Forma Adjustments

         The unaudited pro forma combined balance sheet and statement of operations include the adjustments necessary to give effect to the purchase as if it had occurred on October 1, 2000 and to reflect the allocation of the purchase price to the fair value of assets acquired and liabilities assumed as noted above, including the elimination of Delphax’s equity accounts. Summarized below are the pro forma adjustments necessary to reflect the acquisition of Delphax based on the purchase method of accounting in accordance with SFAS 141:

a.	Eliminate trade receivable, purchase contract credit, and payable between Delphax and Check Technology.

b.	Adjust accrued expenses to include certain assumed liabilities, increase warranty reserves and severance accrual, establish current and long-term portion of bank note payable and Xerox payable attributable to the purchase borrowings, eliminate Check Technology’s bank line of credit, eliminate Delphax’s retained earnings, reclass prepaid acquisition costs and adjust fixed assets to reflect the purchase method of accounting.

c.	Reflect depreciation expense using an estimated useful life of five years on the increase in fixed assets resulting from the purchase method of accounting.

d.	Adjust Delphax’s tax rate to Check Technology’s effective tax rate.

e.	Eliminate Delphax’s interest expense resulting from amounts owed to Xerox and reflect the accrued interest on the purchase borrowings.

f.	Eliminate retained earnings effect of the pro forma statement of operations adjustments for depreciation, taxes, and interest as stated above.

g.	Eliminate sales from Delphax to Check Technology and corresponding Check technology cost of goods and Delphax profit.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHECK TECHNOLOGY CORPORATION

By /s/ Robert Barniskis Robert Barniskis, Chief Financial Officer

Dated:	March 4, 2002